Exhibit 10.44

WAIVER
This Waiver (this “Waiver”), dated as of July 21, 2016, is by and among (a) ALIMERA SCIENCES LIMITED, a company registered under the laws of England and Wales under company number 08018355 and having its registered office at Centaur House, Ancells Road, Fleet, Hampshire, United Kingdom, GU51 2UJ (“Borrower”), (b) HERCULES CAPITAL FUNDING TRUST 2014-1, a statutory trust created and existing under the laws of the State of Delaware (“Lender”) and (c) HERCULES CAPITAL, INC., a Maryland corporation (formerly known as Hercules Technology Growth Capital, Inc.), in its capacity as administrative agent for itself and Lender (in such capacity, the “Agent”).
WITNESSETH:
WHEREAS, Borrower, Lender and the Agent are parties to a certain Loan and Security Agreement, dated as of April 24, 2014, as amended by a First Amendment to Loan and Security Agreement dated as of November 2, 2015, a Second Amendment to Loan and Security Agreement dated as of March 14, 2016, and a Third Amendment to Loan and Security Agreement dated as of May 26, 2016 (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”). To the extent not otherwise defined herein, the capitalized terms used herein shall have the meanings assigned to them in the Loan Agreement.
WHEREAS, Borrower has notified Lender and the Agent that Borrower is not in compliance with Section 7.16(b) of the Loan Agreement by virtue of the fact that the Consolidated Group has failed to maintain Liquidity of not less than $25,000,000 of which at least $17,500,000 is in the form of cash (the “Existing Event of Default”);
WHEREAS, Borrower has notified Lender and the Agent that the Existing Event of Default constitutes an “Event of Default” under Section 9 of the Loan Agreement
WHEREAS, Borrower has requested that Lender (i) waive the Existing Event of Default and (ii) waive compliance by Borrower with Section 7.16(a) of the Loan Agreement for (A) the month ended July 31, 2016 and the three (3) months then ended and (B) the month ended August 31, 2016 and the three (3) months then ended (the foregoing, collectively, the “Requested Waivers”);
WHEREAS, subject to the terms and conditions of this Waiver, Lender has agreed to grant the Requested Waivers;
NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged the parties hereto agree as follows:
1.Waivers. Lender hereby waives any Event of Default arising as a result of the Existing Event of Default, and agrees, subject to the effectiveness of this Waiver and the terms and conditions hereof, that each such Existing Event of Default shall be deemed waived as of the date of occurrence of such Existing Event of Default. Lender hereby waives compliance by Borrower with Section 7.16(a) of the Loan Agreement for (i) the month ended July 31, 2016 and the three (3) months then ended and (ii) the month ended August 31, 2016 and the three (3) months then ended. In addition, Lender hereby waives compliance by Borrower with Section 7.16(b) of the Loan Agreement.
2.    Conditions to Waivers. Lender and Borrower agree that the waivers set forth in Section 1 above are subject to compliance by Borrower with the following (and to the extent Borrower fails to comply, such waiver shall cease as of the date of such failure (“Waiver Condition Failure Date”)) :

(a)    Commencing on the Effective Date (as defined below), the Consolidated Group shall at all times maintain Liquidity of not less than $20,000,000 of which at least $12,500,000 shall be in the form of cash;
(b)    The Consolidated Group shall achieve revenues from sales of Borrower Products for the three month period ending August 31, 2016 that are greater than or equal to $8,647,006;
(c)    Commencing on the Effective Date, Borrower shall pay a weekly waiver ticking fee (the “Waiver Ticking Fee”) accrued at a seven (7) day rate of five one-hundredths of one percent (0.05%) multiplied by the outstanding principal amount of all Term Loan Advances. The Waiver Ticking Fee shall be calculated on the basis of a week of seven (7) days and actual days elapsed. All accrued Waiver Ticking Fees shall be due and payable by Borrower on the first Business Day of each month, commencing with August 1, 2016. The Waiver Ticking Fee shall cease to be payable on the earliest to occur of (i) receipt by Borrower of net proceeds from the issuance of equity by Borrower of not less than $15,000,000 from and after the Effective Date, (ii) the date that Borrower repays the outstanding Secured Obligations in full, and (iii) the date, if any, after the Effective Date, on which Borrower, Agent and Lender execute and deliver an additional amendment to the Loan Agreement in order to restructure the terms of the Loan. The Waiver Ticking Fee is fully earned on the Effective Date and is non-refundable; and
(d)    On the date that is the earliest to occur of (i) receipt by Borrower of net proceeds from the issuance of equity by Borrower of not less than $15,000,000 from and after the Effective Date, (ii) the date that Borrower repays the outstanding Secured Obligations in full, (iii) the date, if any, after the Effective Date, on which Borrower, Agent and Lender execute and deliver an additional amendment to the Loan Agreement in order to restructure the terms of the Loan, (iv) the acceleration of the Secured Obligations due to the occurrence of an Event of Default, and (v) September 1, 2016, Borrower shall pay to Lender, for the account of Lender, a waiver fee of Three Hundred Fifty Thousand Dollars ($350,000), which fee shall be deemed fully earned on the date hereof.
3.    Conditions to Effectiveness. Lender and Borrower agree that this Waiver shall become effective upon the satisfaction of the following conditions precedent, each in form and substance satisfactory to Lender (the date on which such conditions have been satisfied, the “Effective Date”):
(a)    The Agent shall have received a fully-executed counterpart of this Waiver signed by Borrower; and
(b)    Lender shall have received a fully-executed counterpart of Amendment No. 3 to Warrant Agreement dated as of the date hereof (the “Warrant Amendment”) signed by Alimera Sciences, Inc., a Delaware corporation (“Alimera US”);
(c)    The Agent shall have received certified resolutions of Borrower’s and Alimera US’s board of directors evidencing approval of this Waiver and Alimera US’s board of directors evidencing approval of the Warrant Amendment;
(d)    The Agent and Lender shall have received payment for all reasonable and documented out-of-pocket fees and expenses incurred by the Agent and Lender in connection with this Waiver, including, but not limited to, all legal fees and expenses, payable pursuant to Section 11.11 of the Loan Agreement.

4.    Payment of Costs and Expenses. Borrower shall reimburse Lender for all reasonable and documented costs and out-of-pocket expenses of every kind actually incurred by Lender in connection with the preparation, negotiation, execution and delivery of this Waiver and any documents and instruments relating hereto or thereto (which costs include, without limitation, the out-of-pocket reasonable and documented fees and expenses of any attorneys retained by Lender).
5.    Miscellaneous.
(a)    THIS WAIVER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCLUDING CONFLICT OF LAWS PRINCIPLES THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION.
(b)    The captions in this Waiver are for convenience of reference only and shall not define or limit the provisions hereof.
(c)    This Waiver expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.
(d)    Any determination that any provision of this Waiver or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Waiver.

6.    Further Assurances. The parties hereto shall execute and deliver such additional documents to take such additional action as may be reasonably necessary or desirable to effectuate the provisions and purposes of this Waiver.
7.    Binding Effect. This Waiver shall be binding upon and insure to the benefit of the parties hereto and their respective legal representatives, successors or assigns.
8.    Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Waiver.
9.    Effect on Loan Documents.
(a)    The waivers set forth herein shall be limited precisely as written and shall not be deemed (i) to be a forbearance, waiver, or modification of any other term or condition of the Loan Agreement or of any Loan Documents or to prejudice any right or remedy which Lender may now have or may have in the future under or in connection with the Loan Documents; (ii) to be a consent to any future consent or modification, forbearance, or waiver to the Loan Agreement or any other Loan Document, or to any waiver of any of the provisions thereof; or (iii) to limit or impair Lender’s right to demand strict performance of all terms and covenants as of any date, provided that Lender agrees that it will not charge interest pursuant to Section 2.3 of the Loan Agreement related to the Existing Event of Default specifically identified herein until the Waiver Condition Failure Date, and then only beginning with such date. Borrower hereby ratifies and reaffirms its obligations under the Loan Agreement and the other Loan Documents to which it is a party and agrees that none of the waivers to the Loan Agreement set forth in this Waiver shall impair Borrower’s obligations under the Loan Documents or Lender’s rights under the Loan Documents. Borrower hereby further ratifies and reaffirms the validity and enforceability of all of the liens heretofore granted, pursuant to and in connection with the Loan Documents to Lender, as collateral security for the obligations under the Loan Documents, in accordance with their respective terms, and acknowledges that all of such liens, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof. Borrower acknowledges and agrees that the Loan Agreement and each other Loan Document is still in full force and effect and acknowledges as of the date hereof that Borrower has no defenses to enforcement of the Loan Documents. Borrower waives any and all defenses to enforcement of the Loan Agreement as amended hereby and each other Loan Documents that might otherwise be available as a result of this Waiver.
(b)    This Waiver is a Loan Document.
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IN WITNESS WHEREOF, each party has executed, or caused to be executed by a duly authorized individual, this Waiver as of the date first set forth above.

BORROWER:

ALIMERA SCIENCES LIMITED

Signature:    /s/ Dan Myers
Print Name:    Dan Myers
Title:        Director

Accepted in Palo Alto, California:
LENDER:
HERCULES CAPITAL FUNDING TRUST 2014-1, a statutory trust created and existing under the laws of the State of Delaware

By: Hercules Capital, Inc., its servicer
By:
Signature:    /s/ Jennifer Choe
Print Name:    Jennifer Choe
Title:        Assistant General Counsel

AGENT:

HERCULES CAPITAL, INC.
f/k/a HERCULES TECHNOLOGY GROWTH CAPITAL, INC.
Signature:    /s/ Jennifer Choe
Print Name:    Jennifer Choe

[Signature page to Waiver to Loan Agreement]